Exhibit 99.1

Harris Corporation to Acquire Exelis – Complementary, Adds Scale and Strengthens Core Franchises

MELBOURNE, Florida and MCLEAN, Virginia, February 6, 2015 — Harris Corporation (NYSE:HRS) and Exelis, Inc. (NYSE:XLS) today announced a definitive agreement under which Harris will acquire Exelis in a cash and stock transaction valued at $23.75 per share, or an approximately $4.75 billion enterprise value. The agreement has been unanimously approved by the Boards of Directors of both companies. The transaction is expected to close in June 2015 and is subject to customary closing conditions, including regulatory and Exelis shareholder approval.

Under the terms of the transaction, Exelis shareholders will receive $16.625 in cash and 0.1025 of a share of Harris common stock, based on Harris’ closing price as of February 5, 2015, for each share of Exelis common stock. Upon closing, Harris shareholders will own approximately 85 percent of the combined company, and Exelis shareholders will own approximately 15 percent. On a pro forma basis for the latest twelve months ended December 31, 2014, the combined company would have had more than $8 billion in revenue and about 23,000 employees globally, including 9,000 engineers and scientists.

“Acquiring Exelis is transformational for Harris,” said William M. Brown, chairman, president and chief executive officer of Harris. “The combination of the two companies’ highly complementary core franchises creates a competitively stronger company with significantly greater scale. We are expanding in a market, where we have decades of success and a workforce dedicated to providing our customers with innovative and cost-effective solutions for some of their most complex challenges.”

“This agreement to become part of Harris Corporation represents an exciting new chapter for Exelis,” said David F. Melcher, chief executive officer and president of Exelis. “Combining the companies not only creates shareholder value, but the commitment to excellence and innovation that both companies share will significantly benefit customers and provide new opportunities for employees.”

Melcher also noted, “Our 2014 was another strong year, and we expect to report revenue of approximately $3.25 billion and adjusted operating margin between 12.4 and 12.5 percent, which is in line with our previous guidance.” Exelis indicated that approximately $25 million of its anticipated free cash flow for 2014 shifted into 2015 due to some delayed collections, but that its estimate for 2015 free cash flow is being increased to approximately $275 million. Exelis also expects depreciation and amortization of approximately $106 million in 2014, net debt of $139 million and a net unfunded pension liability of approximately $1.9 billion at the end of 2014. Exelis ended the year with an estimated $2.8 billion in funded backlog.

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Financial highlights

Based on an expected June 2015 closing, the transaction is expected to be slightly accretive to Harris in the first full year and a significant contributor thereafter. Harris has identified estimated net pre-tax cost synergies from the combination in a range of $100 million to $120 million, with savings expected to achieve annual run-rate in year three. Savings are expected from consolidating headquarters and eliminating public company costs and from operational and functional efficiencies.

Harris has secured $3.4 billion of fully committed bridge financing from Morgan Stanley Senior Funding, Inc. and expects to put in place permanent financing in the form of term loans and unsecured bonds prior to closing. Following the transaction, Harris expects to continue to have a solid balance sheet supported by strong free cash flow from the combined business, enabling it to pay down debt rapidly.

Integration plan

Harris has developed a detailed execution plan to ensure seamless integration and achieve identified cost synergies. The dedicated integration team will have executive leadership and be comprised of senior members of both organizations. Harris is confident in its ability to effectively combine these two companies and provide the organizational alignment to achieve full strategic value.

Advisors

Morgan Stanley & Co. LLC is acting as financial advisor to Harris Corporation and Sullivan & Cromwell LLP is serving as principal legal counsel. J.P. Morgan is acting as financial advisor to Exelis, and Jones Day is serving as legal counsel.

Conference call and webcast

As part of Harris’ previously scheduled conference call today beginning at 8:30 a.m. ET to discuss its second quarter fiscal 2015 financial results (reported in a separate news release today) the management of Harris and Exelis will jointly discuss this announcement. The dial-in numbers for the teleconference are (877) 303-9481 (U.S.) and (760) 666-3582 (International), using participant code 74043536. Please allow at least 10 minutes before the scheduled start time to connect to the teleconference. Participants are encouraged to listen via live webcast. Accompanying presentations as well as the live and archived webcast of the call can be accessed at www.harris.com/webcast/quarterly/2015Q2. An audio replay of the call will be available on the Harris website beginning at approximately 12 p.m. ET on February 6.

About Harris Corporation

Harris is an international communications and information technology company serving government and commercial markets in more than 125 countries. Headquartered in Melbourne, Florida, the company has approximately $5 billion of annual revenue and about 13,000 employees — including 6,000 engineers and scientists. Harris is dedicated to developing best-in-class assured communications® products, systems and services. Additional information about Harris Corporation is available at www.harris.com.

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About Exelis

Exelis is a diversified, top-tier global aerospace, defense, information and services company that leverages a 50-year legacy of deep customer knowledge and technical expertise to deliver affordable, mission-critical solutions for global customers. Exelis is a leader in positioning and navigation, sensors, air traffic management solutions, image processing and distribution, communications and information systems; and focused on strategic growth in the areas of critical networks, ISR and analytics, electronic warfare and composite aerostructures. Headquartered in McLean, Virginia, Exelis employs approximately 10,000 people and generated 2014 sales of approximately $3.25 billion. For more information, visit www.exelis.com.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include but are not limited to: statements about the expected timing and completion of the proposed transaction, the anticipated benefits of the proposed combination, including estimated synergies; the estimated financial results of Exelis for 2014 and free cash flow guidance for 2015; Exelis’ expected unfunded pension liability at the end of 2014; the effects of the proposed combination, including effects on future financial and operating results; and other statements that are not historical facts. Harris cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. Among the risks and uncertainties that could cause actual results to differ from those described in forward-looking statements are the following: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the possibility that Exelis shareholders may not approve the merger agreement; the risk that the parties may not be able to obtain the necessary regulatory approvals or to satisfy any of the other conditions to the proposed transaction in a timely manner or at all; the risk that financing for the proposed transaction may not be obtained on anticipated terms or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that Harris may fail to realize the benefits expected from the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Harris’ common stock, and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Harris and Exelis to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers, including the U.S. Government, and on their operating results and businesses generally. Further information relating to factors that may impact Harris’ and Exelis’ results and forward-looking statements are disclosed in their respective filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release are made as of the date of this press release, and Harris and Exelis disclaim any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed transaction between Harris Corporation and Exelis. In connection with the proposed transaction, Harris Corporation intends to file a registration statement on Form S-4 that will include a proxy statement of Exelis and a prospectus of Harris with the Securities and Exchange Commission (“SEC”). This press release is not a substitute for the registration statement, definitive proxy statement/prospectus or any other documents that Exelis or Harris Corporation may file with the SEC or send to shareholders in connection with the proposed transaction. INVESTORS AND SHAREHOLDERS OF EXELIS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain copies of the proxy statement/prospectus and other documents filed with the SEC (when available) free of charge at the SEC’s website, http://www.sec.gov. Copies of documents filed with the SEC by Harris Corporation will be made available free of charge on Harris Corporation’s website at http://harris.com/investors. Copies of documents filed with the SEC by Exelis will be made available free of charge on Exelis’ website at http://investors.exelisinc.com/

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Participants in Solicitation

Harris Corporation and its directors and executive officers, and Exelis and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Exelis common stock in respect of the proposed transaction. Information about the directors and executive officers of Harris Corporation is set forth in the proxy statement for Harris Corporation’s 2014 Annual Meeting of Shareholders, which was filed with the SEC on September 9, 2014. Information about the directors and executive officers of Exelis is set forth in the proxy statement for Exelis’ 2014 Annual Meeting of Shareholders, which was filed with the SEC on March 26, 2014. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

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For Harris:

Investor Relations inquiries: Pamela Padgett at 321-727-9383, or pamela.padgett@harris.com

Media inquiries: Jim Burke at 321-727-9131, or jim.burke@harris.com

For Exelis:

Investor Relations inquiries: Katy Herr, 703-790-6376, or Katy.Herr@exelisinc.com

Media inquiries: B.J. Talley, 703-790-6349, or William.Talley@exelisinc.com

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